Exhibit 3.8

WD MEDIA, LLC

LIMITED LIABILITY COMPANY AGREEMENT

WD Media, LLC Operating Agreement

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS		1
ARTICLE 2. FORMATION OF THE COMPANY		1
2.1	FORMATION	1
2.2	PRINCIPAL PLACE OF BUSINESS	1
2.3	REGISTERED OFFICE AND REGISTERED AGENT	2
2.4	TERM	2
ARTICLE 3. BUSINESS OF COMPANY		2
ARTICLE 4. MEMBERSHIP INTERESTS AND CONTRIBUTIONS TO CAPITAL		2
4.1	MEMBERSHIP INTERESTS	2
4.2	NO ADDITIONAL CAPITAL CONTRIBUTIONS	2
ARTICLE 5. RIGHTS AND OBLIGATIONS OF MEMBER		2
5.1	MANNER OF ACTING
5.2	LIMITATION OF LIABILITY	2
5.3	COMPANY BOOKS	3
ARTICLE 6. MANAGEMENT		3
6.1	MANAGEMENT BY MANAGER	3
6.2	APPOINTMENT OF MANAGER	3
6.3	RESIGNATION AND REMOVAL OF MANAGER	3
6.4	VACANCIES	3
6.5	AUTHORITY AND RESPONSIBILITIES OF MANAGER	3
6.6	COMPENSATION OF MANAGER	3
6.7	OFFICERS OF COMPANY	4
ARTICLE 7. STANDARD OF CARE AND INDEMNIFICATION		4
7.1	STANDARD OF CARE	4
7.2	INDEMNIFICATION OF MEMBER, MANAGER AND OFFICERS	4
ARTICLE 8. ALLOCATIONS AND DISTRIBUTIONS		5
8.1	ALLOCATIONS OF NET PROFITS AND NET LOSSES	5
8.2	DISTRIBUTIONS	5
ARTICLE 9. DISSOLUTION AND TERMINATION		5
9.1	DISSOLUTION	5
9.2	WINDING UP, LIQUIDATION AND DISTRIBUTION OF ASSETS	5
9.3	CERTIFICATE OF CANCELLATION	6
ARTICLE 10. MISCELLANEOUS PROVISIONS		6
10.1	NOTICES	6
10.2	AMENDMENTS	6
10.3	SEVERABILITY	6
10.4	CREDITORS	6
10.5	CONSTRUCTION	7
10.6	ASSIGNMENT	7
10.7	ADMISSION OF MEMBERS	7
10.8	GOVERNING LAW	7
SCHEDULE A		8

-i-

WD Media, LLC Operating Agreement

WD MEDIA, LLC

LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement (this “Agreement”) is made as of December 30, 2011, for the organization and operation of the above named limited liability company (the “Company”).

The undersigned hereby declares as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following capitalized terms have the following meanings (unless otherwise expressly provided herein):

“Certificate” means the Certificate of Formation of the Company as filed with the Secretary of State of the State of Delaware, as the same may be amended from time to time.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq.

“Manager” means the person appointed as manager pursuant to Section 6.2 hereof.

“Member” means the undersigned and any other person who becomes a member of the Company in accordance with this Agreement.

“Membership Interest” means a limited liability company interest within the meaning of section 18-101 (8) of the Delaware Act.

ARTICLE 2

FORMATION OF THE COMPANY

  2.1 FORMATION

The Company has been organized as a Delaware limited liability company by way of the conversion of WD Media, Inc., a Delaware corporation (the “Corporation”), to a limited liability company pursuant to the execution and delivery of the Certificate and a Certificate of Conversion to the Secretary of State of the State of Delaware in accordance with and pursuant to the Delaware Act.

  2.2 PRINCIPAL PLACE OF BUSINESS

The principal place of business of the Company shall be located at such address as may be determined from time to time by the Member.

1

WD Media, LLC Operating Agreement

  2.3 REGISTERED OFFICE AND REGISTERED AGENT

The Company’s initial registered office in the State of Delaware shall be at the office of its registered agent at 2711 Centerville Road, Suite 400, County of Newcastle, Wilmington, Delaware 19808, and the name of its initial registered agent is Corporation Service Company.

  2.4 TERM

The term of the Company is perpetual unless it is dissolved in accordance with Section 9.1 hereof.

ARTICLE 3

BUSINESS OF COMPANY

The business of the Company shall be to carry on any lawful business or activity, and to have and exercise all of the powers, rights and privileges which a limited liability company organized pursuant to the Delaware Act may have and exercise.

ARTICLE 4

MEMBERSHIP INTERESTS AND CONTRIBUTIONS TO CAPITAL

  4.1 MEMBERSHIP INTERESTS

Each Member’s Membership Interest in the Company at any particular time shall be as reflected in Schedule A hereto, which may only be amended in accordance with Section 10.2 hereof.

  4.2 NO ADDITIONAL CAPITAL CONTRIBUTIONS

The capital of the Company has been formed by way of conversion of all of the outstanding shares of stock of the Corporation into the Member’s Membership Interest. The Member shall have no obligation to make any further contributions to the capital of the Company, and shall make only such contributions as the Member may from time to time determine in its sole and absolute discretion.

ARTICLE 5

RIGHTS AND OBLIGATIONS OF MEMBER

  5.1 MANNER OF ACTING

The Member may act through written or unwritten resolutions, consents or certifications of any nature.

  5.2 LIMITATION OF LIABILITY

The Member shall not be personally liable to creditors of the Company for any debts, obligations, liabilities or losses of the Company, whether arising in contract, tort or otherwise, beyond the Member’s capital contribution, if any.

2	WD Media, LLC Operating Agreement

  5.3 COMPANY BOOKS

The Company shall maintain and preserve, during the term of the Company, all accounts, books and other relevant Company documents.

ARTICLE 6

MANAGEMENT

  6.1 MANAGEMENT BY MANAGER

The operations and affairs of the Company shall be managed by the Manager. Except as otherwise set forth in this Agreement, the Manager shall have full and complete authority, power and discretion to manage and control the business of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business and objectives.

  6.2 APPOINTMENT OF MANAGER

The Manager shall be appointed by the Member in its sole discretion and shall hold office until his successor is duly appointed by the Member and has qualified, or until his earlier death, resignation or removal.

  6.3 RESIGNATION AND REMOVAL OF MANAGER

The Manager may resign at any time by giving written notice to the Member. The Member may remove the Manager at any time in its sole discretion.

  6.4 VACANCIES

Any vacancy of the Manager’s position occurring for any reason shall be filled by appointment by the Member.

  6.5 AUTHORITY AND RESPONSIBILITIES OF MANAGER

The Manager shall be an agent of the Company for the purpose of its business and affairs and shall have the authority to bind the Company. The Manager shall devote such time to administering the business of the Company as the Manager reasonably deems necessary to perform the Manager’s duties as set forth in this Agreement Nothing in this Agreement shall preclude the employment by the Company of any agent or third party to provide services in respect of the business of the Company; provided, however, that the Manager shall continue to have ultimate responsibility under this Agreement. The Manager shall cause to be filed such certificates or filings as may be required for the continuation and operation of the Company as a limited liability company in any state in which the Company elects to do business.

  6.6 COMPENSATION OF MANAGER

Except as may otherwise be provided herein or as determined by the Member, the Manager shall not be entitled to compensation for services solely in his capacity as Manager.

3	WD Media, LLC Operating Agreement

  6.7 OFFICERS OF COMPANY

(a)        The Manager may, but is not required to, appoint officers of the Company, The officers of the Company may include a president, one or more vice presidents, chief financial officer, chief operating officer, secretary, one or more assistant secretaries, and such other officers or agents as may be determined by the Manager. Each officer shall exercise such powers and perform such duties as are prescribed herein or as determined by the Manager. Any number of offices may be held by the same person.

(b)        The Manager may appoint officers to serve for any term that the Manager deems appropriate. Each officer shall hold office and perform the duties appurtenant thereto until he resigns, or is removed, or is otherwise disqualified to serve, or until a successor to such office is appointed upon the expiration of his term if a term is specified.

(c)        Any officer may be removed, either with or without cause, by the Manager or by any officer upon whom such power of removal may be conferred by the Manager, subject, in each case, to the rights, if any, of the officer under any contract of employment. Any officer may resign at any time by giving written notice to the Manager or to the secretary of the Company, without prejudice, however, to the rights, if any, of the Company under any contract to which such officer is a party. Any such resignation shall take effect on the day of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(d)        A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled, if at all, in the manner prescribed in this Agreement for regular appointments to such office.

ARTICLE 7

STANDARD OF CARE AND INDEMNIFICATION

  7.1 STANDARD OF CARE

No Member, Manager or officer of the Company shall be liable to the Company by reason of the actions of such person in the conduct of the business of the Company except for fraud, gross negligence or willful misconduct.

  7.2 INDEMNIFICATION OF MEMBER, MANAGER AND OFFICERS

The Company shall, to the fullest extent to which it is empowered to do so by the Delaware Act or any other applicable law, indemnify and make advances for expenses to any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Member, Manager or officer of the Company, against losses, damages, expenses (including attorney’s fees), judgments, fines and amounts reasonably incurred by him/her in connection with such action, suit or proceeding.

4	WD Media, LLC Operating Agreement

ARTICLE 8

ALLOCATIONS AND DISTRIBUTIONS

  8.1 ALLOCATIONS OF NET PROFITS AND NET LOSSES

The profits, losses, and other items of the Company shall be allocated to the Member. There shall be no “special allocations.”

  8.2 DISTRIBUTIONS

Distributions shall be made as follows:

(a)        Subject to section 18-607 of the Delaware Act, the Company shall make interim distributions as the Member shall determine.

(b)        Upon liquidation of the Company, liquidating distributions shall be made in accordance with Section 9.2 hereof.

ARTICLE 9

DISSOLUTION AND TERMINATION

  9.1 DISSOLUTION

(a)        The Company may be dissolved only upon the occurrence of any of the following events:

(i)          by written decision of the Member;

(ii)         entry of a decree of judicial dissolution under section 18-802 of the Delaware Act;

(iii)        death of a Member; or

(iv)        bankruptcy of a Member.

(b)        Dissolution of the Company shall be effective on the day on which an event described in Section 9.1(a) occurs, but the Company shall not terminate until a certificate of cancellation is filed with the Secretary of State of the State of Delaware and the assets of the Company are distributed as provided in Section 9.2. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company and the affairs of the Member shall continue to be governed by this Agreement.

  9.2 WINDING UP, LIQUIDATION AND DISTRIBUTION OF ASSETS

Upon dissolution, an accounting shall be made of the Company’s assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Manager shall:

(i)          sell or otherwise liquidate all of the Company’s assets as promptly as practicable;

5	WD Media, LLC Operating Agreement

(ii)         discharge all liabilities of the Company, including liabilities to the Member as a creditor of the Company to the extent permitted by law; and

(iii)        distribute all remaining assets to the Member.

  9.3 CERTIFICATE OF CANCELLATION

(a)        When all debts, liabilities and obligations of the Company have been paid and discharged, or adequate provisions have been made for their payment and discharge, and all of the remaining property and assets of the Company have been distributed, a certificate of cancellation setting forth the information required by the Delaware Act shall be executed by one or more authorized persons and filed with the Delaware Secretary of State.

(b)        Upon the filing referred to in paragraph (a) above, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Delaware Act. The Member shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

ARTICLE 10

MISCELLANEOUS PROVISIONS

  10.1 NOTICES

All notices, demands, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party or the Company when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received by the addressee, if sent by certified mail, return receipt requested. Any such communication shall be addressed to the Member at the address shown in Schedule A hereto, to the Company at its principal office, or in either case to such other address as the Member or the Company may from time to time designate by written notice to all parties.

  10.2 AMENDMENTS

This Agreement may be amended at any time by a writing executed by the Member.

  10.3 SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

  10.4 CREDITORS

None of the provisions of this Agreement are for the benefit of or enforceable by any creditors of the Company.

6	WD Media, LLC Operating Agreement

  10.5 CONSTRUCTION

All references in this Agreement to “Articles” and “Sections” refer to the corresponding Articles and Sections of this Agreement unless the context indicates otherwise. The headings of Articles and Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. The terms “include” or “including” indicate examples of a foregoing general statement and not a limitation on that general statement. Any reference to a statute refers to the statute, any amendments or successor legislation, and all regulations promulgated under or implementing the statute, as in effect at the relevant time.

  10.6 ASSIGNMENT

The Member may effect an assignment of its Membership Interest by means of any written agreement or instrument of transfer signed by the Member and the assignee and upon the consent of all other Members (if any). An assignee of the Member’s Membership Interest shall become a Member and shall have and may exercise all rights and powers of the Member. Upon completion of the assignment, this Agreement shall be amended, and the name of the new Member shall be reflected in Schedule A.

  10.7 ADMISSION OF MEMBERS

New members shall be admitted only upon the approval of the Member and all other Members (if any).

  10.8 GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles that would require the application of any other law, and the Certificate.

The Member has caused its duly authorized representative to execute this Agreement as of the date indicated in the first sentence of this Agreement.

MEMBER:

WESTERN DIGITAL TECHNOLOGIES, INC., a Delaware corporation

By:

Name:	Michael C. Ray
Title:	SVP, General Counsel & Secretary

7	WD Media, LLC Operating Agreement

SCHEDULE A

Members

Name of Member	Address of Member	Membership Interest
Western Digital Technologies, Inc., a Delaware corporation	3355 Michelson Drive, Suite 100 Irvine, California 92612	100%

	Fax: (949) 672-9612
	Email: Michael.Ray@wdc.com

8	WD Media, LLC Operating Agreement

CERTIFICATE OF CONVERSION

OF

WD MEDIA, INC.

(Pursuant to Section 18-214 of Limited Liability Company Act of the State of Delaware)

THIS CERTIFICATE OF CONVERSION relates to the conversion of WD Media, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), to a Delaware limited liability company pursuant to Section 18-214 of the Limited Liability Company Act of the State of Delaware. The Company does hereby certify as follows:

FIRST:       That the name of the Company is “WD Media, Inc.”

SECOND:  The Company was initially incorporated in the State of Delaware on October 29, 1986.

THIRD:      The name of the limited liability company shall be “WD Media, LLC.”

FOURTH:  The conversion of the Company to a Delaware limited liability company has been approved pursuant to Section 18-214 of the Limited Liability Company Act of the State of Delaware.

***

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on behalf of the Company and does hereby verify and affirm, under penalty of perjury, that this Certificate of Conversion is the act and deed of the Company and the facts stated herein are true as of this 30th day of December, 2011.

WD Media, Inc.

By:

Name:	Michael C. Ray
Title:	Secretary

WRITTEN CONSENT OF THE SOLE MEMBER

OF

WD MEDIA, LLC

As of December 30, 2011

The undersigned, being the sole member (the “Sole Member”) of WD Media, LLC, a Delaware limited liability company (the “Company”), does hereby consent to and adopt the following resolutions pursuant to Section §18-302(d) of the Delaware Limited Liability Company Act (the “Act”):

ADOPTION OF OPERATING AGREEMENT

WHEREAS, the Sole Member is a direct, wholly-owned subsidiary of Western Digital Corporation, a Delaware corporation (“WDC”);

WHEREAS, WDC has determined that it is advisable and in the best interests of WDC to effect an internal legal restructuring (the “Restructuring”) involving certain of its subsidiaries, including the Company;

WHEREAS, in connection with the Restructuring, the Company has converted from a Delaware corporation to a Delaware limited liability company;

WHEREAS, the Sole Member of the Company deems it in the best interests of the Company to adopt an operating agreement (the “Operating Agreement”), in the form attached hereto as Exhibit A;

WHEREAS, the Sole Member has reviewed the Operating Agreement; and

WHEREAS, the Sole Member deems it in the best interests of the Company to approve, ratify and authorize the execution, delivery and performance of the Operating Agreement on behalf of the Company:

NOW THEREFORE, BE IT RESOLVED, that the Operating Agreement, the terms and conditions of which are incorporated by reference herein, and all of the agreements referenced therein and all of the transactions contemplated thereby, with such changes as the Sole Member deems necessary and in the best interests of the Company, be and it hereby is, ratified, authorized and approved.

APPOINTMENT OF MANAGER

WHEREAS, the Operating Agreement currently provides that the operations and affairs of the Company shall be managed by the Manager (as such term is defined therein); and

WHEREAS, it is in the best interests of the Company that the Manager be appointed and confirmed on behalf of the Company:

NOW, THEREFORE, BE IT RESOLVED, that Michael C. Ray be, and he hereby is, appointed as the Manager of the Company, to serve until the Manager resigns or is removed in accordance with the terms of the Operating Agreement.

1

Step 2:  Written Consent of Sole Member of WD Media

OMNIBUS RESOLUTION

RESOLVED, that the Manager and such officers of the Company as the manager may appoint be, and each of them hereby is, authorized at any time and from time to time to do and perform any and all acts or things, including, without limitation, the execution and delivery of any and all further agreements, documents, instruments or papers of whatever kind or nature, which the Manager or such officers or any of them may consider necessary or desirable to effect the intent of any and all of the foregoing resolutions; and the performance of such other acts and things by the Manager or any of such officers shall evidence conclusively and for all purposes that such Manager or officer or officers considered the same to be necessary or desirable as aforesaid and that such act or thing so done or performed was hereby authorized; and that all such acts or things heretofore performed by the Manager and the officers of the Company are hereby ratified and approved.

[The remainder of this page intentionally left blank]

2

Step 2:  Written Consent of Sole Member of WD Media

IN WITNESS WHEREOF, the undersigned has executed this Written Consent effective as of the date first set forth above and has directed that it be filed with the minutes of the proceedings of the members of the Company.

Sole Member

WESTERN DIGITAL TECHNOLOGIES, INC., a
Delaware corporation

By:

Name:	Michael C. Ray
Title:	SVP, General Counsel & Secretary

3

Step 2:  Written Consent of Sole Member of WD Media